Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement"), dated as of 14-MAR-2017, between OmniComm Systems, Inc., a Delaware corporation, (the "Company"), and Thomas E. Vickers (the "Executive").

WITNESSETH:

WHEREAS, the Executive has experience in Finance and Accounting;

WHEREAS, the parties acknowledge that the Executive's abilities and services are unique and essential to the prospects of the Company; and,

WHEREAS, in light of the foregoing, the Company desires to employ the Executive as its Chief Financial Officer and the Executive desires to accept such employment.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, Company and Executive agree as follows:

1.      Recitals and Exhibits. The recitals set forth above are true and correct and are hereby deemed part of this Agreement.

2.      Employment. The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

3.     Term and Termination. This Agreement shall commence on 14-MAR-2017 (the “Start Date”) and shall terminate three (3) years from the Start Date (“Initial Term”). At the end of the Initial Term, this Agreement shall automatically renew for additional one (1) year periods (each, a "Renewal Period") unless either party gives written notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the then-current Initial Term or Renewal Period. During the Initial Term or any Renewal Period this Agreement may be earlier terminated as follows:

(a)     The Company may immediately terminate Executive’s employment for “Cause” upon notice to Executive setting forth in reasonable detail the nature of the Cause. The following, as determined by the Company in its sole discretion, shall constitute Cause for termination:

(i)       Executive’s failure to perform (other than by reason of Disability), or serious negligence in the performance of, Executive’s duties and responsibilities to the Company;

(ii)      Executive’s breach of this Agreement or any other agreement between Executive and the Company, including breach of the restrictive covenants described in Section 9 of this Agreement;

(iii)     serious misconduct by Executive that could be reasonably anticipated to be, or is, harmful to the business, reputation or other interest of the Company;

(iv)     repeated failure to adhere to the directions of the Board of Directors, the Chief Executive Officer, or the Executive’s supervisor(s) or the written policies or practices of the Company;

(v)      discovery that Executive is bound by and subject to any covenants against competition or similar covenants or any court order that could affect the performance of Executive’s obligations under this Agreement;

(vi)     commission of a felony or a crime of moral turpitude, dishonesty, breach of trust, unethical business conduct, or any crime involving the Company (or Executive enters a plea of nolo contendere with respect to any of the foregoing);

(vii)    engaging in fraud, misappropriation or embezzlement;

(viii)   Executive’s habitual abuse of alcohol or any controlled substance or reporting to work under the influence of alcohol or any controlled substance (other than a controlled substance which Executive is properly taking under a current prescription) or violation of any other provision of the Company’s Drug Free Workplace Policy;

(ix)     Discovery that Executive engaged in unlawful harassment or discrimination of employees, customers or suppliers of the Company or other violation of the Company’s Non-Discrimination and Anti-Harassment Policy;

(x)      Discovery that Executive exposed the Company to criminal liability substantially caused by Executive; or

(xi)     violation by Executive of any other law, rule or regulation (other than (I) traffic violations or similar offenses, or (II) violations that would not be deemed harmful to the Company, its business, its reputation, or its customers).

(b)     This Agreement and the Term shall terminate automatically upon the Executive’s death or Disability. Disability means the Executive’s inability to substantially perform duties, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and Executive or, if the parties cannot agree, by a physician selected by agreement of a physician designated by the Company and a physician designated by the Executive. Executive shall submit to a reasonable number of examinations by the physician making the determination of Disability, and Executive hereby authorizes the disclosure and release of all supporting medical records to the Company. In the event of termination of Executive’s employment pursuant to Disability, the Company will pay Executive severance pay as set forth in Exhibit B.

(c)     The Company may terminate Executive’s employment at any time upon 60 days’ written notice to Executive. The Company may require Executive to cease all activities on behalf of Company prior to the end of the 60-day notice period, but in that event the Company will pay Executive the portion of the Base Salary, as set forth in Exhibit A, for the remainder of such 60-day notice period. In the event of termination of Executive’s employment pursuant to this Section 3(c), the Company will pay Executive severance pay as set forth in Exhibit B.

(d)     Executive may terminate the employment relationship at any time upon 60 days’ written notice to the Company. The Company may accept the resignation prior to the end of the 60-day notice period, but in that event the Company will pay Executive the portion of the Base Salary, as set forth in Exhibit A, for the remainder of such 60-day notice period.

(e)     Executive may terminate the employment relationship for Good Reason in connection with a Change of Control. “Change of Control” means the occurrence of any of the following events: (i) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, or entity (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change of Control; or (ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Company’s Board of Directors is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election (for purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control); or (iii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person or Persons acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Good Reason” means Executive’s voluntary termination, following the expiration of the Company cure period (discussed below), following the occurrence of one or more of the following, without Executive’s consent, that occurs within (A) 60 days prior to the consummation of a Change in Control where such Change in Control was under consideration at the time of Executive’s termination date or (B) twelve (12) months after the date upon which such a Change in Control occurs (“Change of Control Period”):

(i) a material reduction of Executive’s authority, duties or responsibilities, relative to Executive’s authority, duties or responsibilities in effect immediately prior to such reduction, or a change in Executive’s reporting position such that Executive no longer reports directly to (I) the Board of Directors of the parent corporation in a group of controlled corporations or (II) the corporate office the Executive reports to prior to the Change of Control Period;

(ii) a material reduction by the Company of Executive’s annual base salary as in effect on the Start Date (or, if higher or lower, as in effect immediately prior to the reduction), except to the extent the base salaries of all other senior executives of the Company are similarly reduced totaling no more than 20% in the aggregate; or

(iii) a material change in the geographic location of Executive’s principal workplace; provided, that a relocation of less than fifty (50) miles from Fort Lauderdale, Florida will not be considered a material change in geographic location.

Executive may not terminate the employment relationship for Good Reason in connection with a Change of Control without first providing the Company with written notice within sixty (60) days of the initial existence of the condition that Executive believes constitutes Good Reason in connection with a Change of Control specifically identifying the acts or omissions constituting the grounds therefor and a reasonable cure period of not less than thirty (30) days following the date of such notice. In the event of termination of Executive’s employment pursuant to this Section 3(e), the Company will pay Executive severance pay as set forth in Exhibit B.

(f)     In the event of non-renewal of this Agreement by the Company, the Company will pay Executive severance pay as set forth in Exhibit B.

4.     Compensation and Benefits. For all services rendered under this Agreement; Executive’s Compensation and benefits are provided in Exhibit A.

5.     Severance Payments and Other Matters Related to Termination.

(a)     Severance Payments, if any, are provided as set forth in Exhibit B.

(b)     In the event of termination for any reason the Company will also pay Executive, on the next regularly scheduled pay date following the date of termination, any Base Salary earned but not paid through the date of termination.

(c)     In the event of termination of employment by the Company for Cause or as a result of Executive’s resignation (for any reason or for no reason), death or Disability, or upon the expiration of the Term, the Company will pay Executive any Base Salary earned but not paid through the date of termination or expiration. The Company shall have no further obligations to Executive other than any compensation incentive due under the Cash Incentive Program, provided that Executive was employed on the last date of the fiscal year, which shall not fall within any notice period under Section 3(c), 3(d) or 3(e) of the Agreement.

(d)     While receiving Severance Payments, the Executive shall be entitled to continue to participate in all Company employee benefit plans in which the Executive participated immediately prior to the termination of employment at the same cost to the Executive as such benefits were provided prior to such termination (or the Company will procure and pay for comparable benefits during such time period).

(e)     The obligation of the Company to make payments to Executive under Exhibit B is expressly conditioned upon Executive’s continued full performance of obligations under Section 9 hereof.

(f)     Any termination of Executive’s employment (or any termination or expiration of this Agreement) for any reason shall, if requested by the Company, require that Executive resign all other positions he may then be holding with the Company or as trustee of any of its benefit plans.

6.     Duties. The Executive shall be employed as Chief Financial Officer of the Company and, subject to the direction of the Board of Directors and the Company’s officers designated by the Board of Directors, shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business. If the Executive is elected or appointed a director of the Company or any subsidiary thereof during the term of this Agreement, the Executive will serve in such capacity without further compensation.

7.     Extent of Services. Except as set forth below, the Executive shall devote their entire time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged, whether or not during normal business hours, in any other business or professional activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage. Notwithstanding the foregoing, the Executive shall be allowed to serve on the Board of Directors of other companies so long as such Board participation does not interfere with the Executive fulfilling their duties to the Company and the Executive obtains the prior written approval of the Company’s Board of Directors. In addition, the Executive shall be allowed to provide consulting services to other companies so long as he obtains the prior written approval of the Company’s Board of Directors, turns over to the Company the entire amount of the compensation he receives as a result of providing such services, and provides such services no more than three (3) days per month.

8.     Definitions. For purposes of this Agreement, the following definitions apply:

“Confidential Information” means any and all information of the Company that is not generally known by others with whom the Company competes or does business, or with whom any of them plans to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed, would assist in competition against the Company, including without limitation (a) all proprietary information of the Company, including but not limited to their products and services, technical data, methods, processes, know-how, inventions, customer and client data and subscription lists and computer and analytical models and other programs and any source or object code developed by the Company, (b) the development, research, testing, marketing and financial activities and strategic plans of the Company, (c) the manner in which they operate, (d) their costs and sources of supply, (e) the identity and special needs of the customers and client, and prospective customers and clients, of the Company and (f) the people and organizations with whom the Company have business relationships and the nature and substance of those relationships. Confidential Information also includes any information received by the Company from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that enters the public domain, other than through Executive’s breach of their obligations under this Agreement. Executive acknowledges and agrees that the Confidential Information is a special and unique asset of the Company, created and/or obtained by the Company at considerable time and/or expense, from which the Company may or does derive independent economic value from the Confidential Information not being generally known to third parties.

“Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by Executive (whether alone or with others and whether or not during normal business hours or on or off Company premises) during Executive’s employment that relate in any way to the business, products or services of the Company or to any prospective activity of the Company or to the actual or anticipated research or development of the Company or that result from any work performed by Executive for the Company or which make use of the Confidential Information or of facilities or equipment of the Company

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company.

9.     Confidential Information and Restricted Activities.

(a)     Confidential Information. During the course of Executive’s employment with the Company, Executive will learn of Confidential Information, as defined in Section 8, and Executive may develop Confidential Information on behalf of the Company. Executive agrees that he will not use or disclose to any Person (except as required by applicable law or court order (subject to Section 9(c)), or for the proper performance of Executive’s duties and responsibilities for the Company) any Confidential Information obtained by Executive incident to employment or any other association with the Company. Executive understands that this restriction shall continue to apply after employment terminates, regardless of the reason for such termination. In the event an action is instituted and prior knowledge is an issue, it shall be the obligation of the Executive to prove by clear and convincing evidence that the confidential information disclosed was in the public domain, was already known by the Executive prior to employment with the Company, or was developed independently by the Executive.

(b)     Protection of Documents. All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Executive, shall be the sole and exclusive property of the Company. Executive agrees to safeguard all Documents and to surrender to the Company, at the time Executive’s employment terminates or at such earlier time or times as Company may specify, (i) all copies and manifestations of Confidential Information that Executive may have or have access to; (ii) all Documents, other materials and equipment provided by the Company; and (iii) all documents and materials that Executive has prepared during Executive’s employment with Company. Executive will not, directly or indirectly, reproduce, permit reproduction of, remove and/or permit removal of any of the Confidential Information from the Company's premises or the premises, except as is necessary for Executive to perform duties on behalf of the Company.

(c)     Procedures to be Followed if Disclosure is Required by Law or Court. In the event Executive is requested pursuant to or required by applicable law or regulation or by legal process to disclose any Confidential Information, Executive agrees to provide the Company with prompt notice of such request or requirement to enable the Company to seek an appropriate protective order, waive compliance with the provisions of this Agreement or take other appropriate action. Executive agrees to use best efforts in such event to assist the Company in obtaining a protective order. If, in the absence of a protective order or the receipt of a waiver under this Agreement, Executive is nonetheless, in the written opinion of Executive’s counsel, compelled to disclose the Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, Executive, after notice to the Company, may disclose to such tribunal only such Confidential Information that Executive is compelled to disclose. Executive shall not be liable for the disclosure of Confidential Information to a tribunal compelling such disclosure unless such disclosure was caused or resulted from a previous disclosure by Executive not permitted under this Agreement.

(d)     Assignment of Rights to Intellectual Property/Inventions. Executive agrees to promptly and fully disclose to the Company all Intellectual Property, as defined in Section 8. Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) their full right, title and interest in and to all Intellectual Property. All copyrightable works that Executive creates, develops, or prepares, solely or jointly with others, within the Term and for the 12 months immediately following the Term, shall be considered “work made for hire.” To the extent that title to any such works may not, by operation of law, vest in the Company, or such works may not be considered “work made for hire”, all right, title and interest therein are hereby irrevocably assigned to the Company without limitation.

The Executive hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company, all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, (hereinafter “Intellectual Property”) made or conceived by the Executive, solely or jointly, or in whole or in part, during the Term hereof which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary, or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise wholly or partly from the efforts of the Executive during the term hereof. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned Intellectual Property; and, whether during the term hereof or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as maybe required, such as applications for domestic and foreign patents, copyrights or other proprietary rights, of the Executive at the Company’s expense to permit the Company or any person or entity designated by the Company to file, prosecute, and enforce any patent applications patents, copyrights , and other proprietary rights to the Intellectual Property. Any invention by the Executive within one (1) year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved by the Executive by clear and convincing evidence to have been first conceived and made following such termination.

(e)     Non-Competition. Executive acknowledges that during employment with the Company the Executive will have access to Confidential Information which, if disclosed, would assist in competition against the Company and that the Executive will also generate goodwill for the Company in the course of the employment. Therefore, Executive agrees that the following restrictions on activities during and after employment are necessary to protect the goodwill, Confidential Information and other legitimate business interests of the Company:

(i)     While Executive is employed by the Company and during the 12 months immediately following termination of employment or termination or expiration of this Agreement, whichever occurs first, (in the aggregate, the “Non-Competition Period”), Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venture or otherwise, compete with the Company within the United States or within any other country in which the Company is doing business or actively planning to do business or undertake any planning for any business competitive with the Company. Specifically, but without limiting the foregoing, Executive agrees not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, for or to any Person that is engaged in any business that is competitive with the business of the Company, as conducted or in planning during Executive’s employment with the Company. During the Non-Competition Period, Executive shall not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant, or employee of the Company and any customer, client, supplier, consultant or employee of the Company, including, without limitation, employing or being an investor (representing more than 5% equity interest) in, or officer, director, or consultant to, any person or entity which employs any former key or technical employee whose employment with the Company was terminated after the date which is one year prior to the date of termination of the Executive’s employment therewith. Specifically, competitors include but are not limited to:

A.     Medidata

B.     Oracle; and

C.     other companies, entities, or Persons which services involve the development and marketing of a web-based system to collect, manage, and compile clinical trial and research data.

(ii)     Executive agrees that during the Non-Competition Period he will not (A) hire, attempt to hire, or cause to be hired any person who was employed by the Company at any time during the 12 months immediately preceding the Non-Competition Period, or seek to persuade any employee of the Company to discontinue employment, (B) solicit or encourage any customer or client of the Company or any independent contractor providing services to the Company or any of its customers or clients to terminate or diminish its relationship with them, (C) seek to persuade any customer or client, or prospective customer or client, of the Company to conduct with anyone else any business or activity that such customer or client, or prospective customer or client, conducts or could conduct with the Company, or (D) solicit or encourage any Person that has or does refer business to the Company for the purpose of having such Person refer business to a competing business.

(iii)     It is the desire and intent of the parties that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

(f)     In signing this Agreement, Executive gives the Company assurance that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on him under this Section 9. Executive agrees without reservation that these restraints are necessary for the reasonable and proper protection of the business, the Confidential Information and the goodwill of the Company, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. Executive further agrees that, were he to breach any of the covenants contained in this Section 9, the damage to the Company would be irreparable. Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by Executive of any of those covenants, without having to post bond. Executive and the Company further agree that, in the event that any provision of this Section 9 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Further, it is agreed that the existence of any claim or cause of action against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any of the provisions of this Agreement. In the event the Company should bring any legal action or other proceeding for the enforcement of Section 9 of this Agreement, Executive agrees that the time for calculating the restrictive terms contained in Section 9 of this Agreement will not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms of Section 9 of this Agreement, through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

(g)     Executive agrees to notify new employers, and consent to notification by the Company to the new employers, of Executive’s obligations under this Agreement.

(h)     Executive shall not, during the Term and/or at any time thereafter, directly or indirectly, in any communications in any media, criticize, ridicule or make (or cause or permit others to criticize, ridicule or make) any statement which disparages or is derogatory of the Company, the Company’s products or services, or any of the Company’s present, former or future shareholders, officers, directors, members, managers, and/or employees. Notwithstanding the foregoing, Executive is not barred or otherwise restricted from exercising any right of speech or expression protected by applicable law, rule or regulation.

10.     Conflicting Agreements. Executive represents, warrants and covenants to the Company that: (i) he is not bound, nor will Executive become bound, by any covenant, contract, agreement or other obligation that conflicts with, or may or does prevent Executive in any manner from performing, Executive's duties as Chief Financial Officer of the Company under this Agreement, and (ii) he is not aware of any presently existing fact, circumstance or event (including, without limitation, any health condition or legal constraint) which would preclude or restrict him from providing to the Company the services contemplated by this Agreement, or which would give rise to any breach of any term or provision hereof, or which could otherwise result in the termination of employment hereunder for Cause or any other reason. Executive agrees that he will not disclose to or use on behalf of the Company any proprietary information of a third party without that party’s written consent.

11.     Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law and any voluntary deductions authorized by Executive.

12.     Remedies. If there is a breach or threatened breach of the provisions of Section 8 or 9 of this Agreement, the Company shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

13.     Assignment. This Agreement may not be assigned by any party hereto; provided that the Company may assign this Agreement: (a) to an affiliate so long as such affiliate assumes the Company’s obligations hereunder; provided that no such assignment shall discharge the Company of its obligations herein, or (b) in connection with a merger or consolidation involving the Company or a sale of more than 50% of the Company’s securities or assets, to the surviving corporation or purchaser as the case may be, so long as such assignee assumes the Company’s obligations thereunder. This Agreement shall inure to the benefit of and be binding upon Executive and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns. Executive expressly consents to be bound by the provisions of this Agreement for the benefit of the Company, successor or permitted assign to whose employ Executive may be transferred, without the necessity that this Agreement be re-signed at the time of such transfer.

14.     Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to the Executive at the address below:

Thomas E. Vickers

2101 W. Commercial Blvd., Suite 3500

Fort Lauderdale, FL 33309

and to the Company at:

OmniComm Systems, Inc.

2101 W. Commercial Blvd., Suite 3500

Ft. Lauderdale, Florida 33309

Attention: Chief Executive Officer

15.     Waiver of Breach. A waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

16.     Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17.     Entire Agreement. This instrument contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

18.     Miscellaneous. This Agreement (including Exhibits A, B, and C) sets forth the entire agreement between Executive and the Company and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the terms and conditions of employment. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by Executive and the Company. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

19.     Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida without regard to the conflict of law principals. All questions with respect to the construction hereof and the rights and liabilities of the parties hereto shall be governed by the laws of the State of Florida. Any action or proceeding arising out of or relating hereto shall be brought exclusively in Broward County, State of Florida, or the United States District Court, Southern District of Florida. Each party consents to the jurisdiction of such Florida court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Florida court.

20.     Survival. Provisions of this Agreement shall survive any termination or expiration if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions.

21.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding on a party so confirming.

22.     JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TERMS OF THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.

23.     Conditions of Hire. Executive’s employment with the Company is subject to the following: (1) Executive signing and returning this Agreement in a timely manner, but not later than the last business day prior to the Start Date; (2) Executive’s effective consent to a background check by a consumer reporting agency selected by the Company and the receipt of results of that background check satisfactory to the Company in its sole discretion; (3) Executive’s successful completion of a drug screening; and (4) Executive’s completion of Section 1 of the Form I-9 on or before the Start Date, and provision of documentary proof of identity and authorization to work in the United States within 72 hours of the Start Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

OmniComm Systems, Inc.

By: /s/ Cornelis F. Wit

 Cornelis F. Wit

 Chief Executive Officer

Executive

/s/ Thomas E. Vickers

Thomas E. Vickers

Exhibit A

During the Term, as compensation for all services performed by Executive for the Company, the Company will provide Executive the following pay and benefits:

1.     Base Salary. The Company will pay Executive a base salary at the rate of $272,000 per annum through equal installments of $10,462 per bi-weekly pay period, payable in accordance with the regular payroll practices of the Company. This amount may be increased at the discretion of the Board of Directors and may be adjusted to compensate for annual cost of living increases

2.     Hiring/Relocation Bonus. The Company will not provide Executive with a hiring/relocation bonus in the amount of $__________, payable within ___ calendar days following the Start Date. Receipt of the any Relocation Bonus is conditioned upon Executive’s execution and acceptance of a separate Relocation Agreement.

3.     Cash Incentive Program. During the Term, Executive will be eligible to participate in a short-term cash or equity incentive program under which incentive compensation awarded will be based on the Company’s achievement of operating results set forth in a particular year. Executive’s target bonus and the target achievement shall be set annually by the Company in consultation with the Executive. Any bonus awarded to the Executive under the cash incentive program shall be paid within 30 days after the issuance of the Company’s final audited financial statements for such calendar year, but in no case later than 120 days after the end of such calendar year. Executive must be employed through the last day of the fiscal year, which shall not fall within any notice period under Section 3(c) or 3(d) of the Agreement, to be considered for payment under this Program. Any bonus awarded for achieving such targets for the first or last fiscal year covered by this Agreement may be rewarded by the proportional number of weeks worked by Executive.

4.     Participation in Employee Benefit Plans. Executive is entitled to participate in all employee benefit plans in effect for employees of the Company generally, subject to plan terms and generally applicable Company policies, but excluding any plans which are duplicative of benefits otherwise provided to Executive under this Agreement (e.g., severance pay, vacations). Plan enrollment will be subject to any applicable waiting period.

5.     Vacations. Executive will be entitled to take a reasonable amount of paid time off as vacation each year during the term hereof, in addition to holidays observed by the Company as set forth in the Company’s Vacation Policy. Vacation may be taken at such times and intervals as Executive shall determine, subject to the business needs of the Company and such prior notice of vacation plans to the Board of Directors and/or Chief Executive Officer; provided that, notwithstanding the foregoing, in no event shall Executive be entitled to take any vacation for longer than two (2) consecutive weeks during the Term without prior written approval of the Board of Directors or Chief Executive Officer.

6.     Business Expenses. During the Term, the Company will pay or reimburse Executive for all reasonable business expenses incurred or paid by Executive in the performance of duties and responsibilities for the Company, as determined by Company policies, and subject to any maximum annual limit and other restrictions on such expenses set by the Company and to such reasonable substantiation and documentation as the Company may specify from time to time.

7.     Stock Option Plan. The Executive shall be permitted to participate in the Company’s stock option plan.

Exhibit B

SEVERANCE PAYMENTS

In the event of non-renewal of this Agreement by the Company or termination of Executive’s employment (i) by the Company pursuant to Section 3(c), (ii) by the Executive for Good Reason in Connection with a Change of Control, (iii) for Disability, or (iv) for reasons other than (I) termination by the Company pursuant to Section 3(a), (II) death of the Executive, or (III) termination by Executive pursuant to Section 3(d), the Company will pay Executive severance pay in a total amount equivalent to one (1) year of the Base Salary. Options which have vested prior to the date of termination shall remain exercisable during the severance period. Unvested options shall terminate in accordance with the terms of the respective Stock Option Agreements. The Company has the option to make the severance payments in equal installments during the period immediately following the termination of employment, to begin after any revocation period described in the Release of Claims, which is attached as Exhibit C. Any obligation of the Company to provide severance payments under this Exhibit B is conditioned, however, upon Executive signing an effective and timely release of claims in the form attached to this Agreement and marked Exhibit C (the “Release of Claims”). The Release of Claims creates legal obligations and the Company therefore advices Executive to seek the advice of an attorney before signing it. Severance payments hereunder will be payable in accordance with the normal payroll practices of the Company, and will begin at the Company’s next regular payroll period following the later of the effective date of the Employee Release or the date it is received by the Company, but shall be retroactive to the day following the date of termination. In no event shall severance payments begin prior to the end of any revocation period provided in the Release of Claims.

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Exhibit C

RELEASE OF CLAIMS

FOR AND IN CONSIDERATION OF the severance pay to be provided to me in connection with the termination of my employment, as set forth in the Employment Agreement between me and OmniComm Systems, Inc. (the “Company”) dated as of 14-MAR-2017 (the “Agreement”), which is conditioned on my signing this Release of Claims and to which I am not otherwise entitled, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with me, hereby release and forever discharge the Company and all of their respective past, present and future officers, directors, shareholders, employees, agents, general and limited partners, members, managers, joint ventures, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights and claims of any type or description, whether known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Company or the termination of that employment (or the Agreement), including, without limitation (each as amended from time to time):

(i)     Any and all claims, relating to Executive’s employment by the Company, the terms and conditions of such employment, employee benefits, the termination of the employment, and/or any of the events relating directly or indirectly to or surrounding such termination;

(ii)     Any and all claims of discrimination, harassment, whistle blowing or retaliation in employment (whether based on federal, state or local law, statutory or decisional), including, without limitation, all claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq., the Older Worker Benefit Protection Act, as amended; Title VII of the Civil Rights Act of 1964 (42 U.S.C. 2000e et seq.), as amended, the Civil Rights Acts of 1866, 1871 and 1991, all as amended, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Reconstruction Era Civil Rights Act of 1866, 42 U.S.C. §§ 1986-86, as amended, the Equal Pay Act, the National Labor Relations Act, as amended, Sarbanes-Oxley, the Frank Dodd Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. 1161 et seq.), the American Reinvestment and Recovery Act of 2009, the Worker Adjustment and Retraining Notification Act, as amended, the Florida Civil Rights Act of 1992 f/k/a Human Rights Act of 1977, the Florida Whistle-Blower Law (Fla. Stat. § 448.101 et seq.), the Florida Equal Pay Act, and waivable rights under the Florida Constitution; any state or federal Whistleblower’s Act, as amended;

(iii)     Any and all claims under any contract, whether express or implied;

(iv)     Any and all claims for unintentional torts, for emotional distress and for pain and suffering;

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(v)     Any and all claims for violation of any statutory or administrative rules, regulations or codes; and/or

(vi)     Any and all claims for attorneys’ fees, costs, disbursements, wages, bonuses, benefits, vacation and/or the like.

Without limiting the generality or force or effect of the general release provided above, the payments to be provided by the Company pursuant to the Agreement are and shall be deemed to satisfy all claims by me for back pay, front pay, bonus payments, benefits, reimbursement for expenses, or compensation of any kind (or the value thereof), and for liquidated damages or punitive damages (under any applicable statute or at common law or equity).

Excluded from the scope of this Release of Claims is any claim arising under the terms of the Agreement after the effective date of this Release of Claim.

In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for at least twenty-one (21) days (or such longer period as the Company may specify) from the date I receive this Release of Claims. I also acknowledge that I am advised by the Company and its Affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims, under the Age Discrimination in Employment Act and the Older Worker Benefit Protection Act, and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chief Executive Officer or Board of Directors of OmniComm Systems, Inc., and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

I further agree to reasonably and voluntarily participate and cooperate with the Company, if asked, in providing information necessary to assist the Company through business dealings and in any legal proceedings involving any issues that previously were within the scope of my responsibilities at the Company or which I have, should have, or may have, knowledge of by virtue of my relationship and position or prior relationship and position with the Company.

This Release of Claims constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof, except that matters surviving the termination of the Employment Agreement dated 14-MAR-2017 shall remain in full force and effect. It shall not be construed against the party who drafted it. This Release of Claims shall be interpreted, construed and enforced in accordance with the laws of the State of Florida. The failure of any party at any time or times to require performance of any provision of this Release of Claims will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Release of Claims will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision. The invalidity, illegality or unenforceability of any provision or provisions of this Release of Claims will not affect any other provision of this Release of Claims, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Release of Claims affect the balance of such provision. In the event that any one or more of the provisions contained herein or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Release of Claims shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein. This Release of Claims will be binding upon the parties, their respective heirs, successors and/or assigns and will inure to the benefit of any successor or successors of the Company.

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I assume the risk for any mistake of fact now known or unknown and understand the significance of this Release of Claims.

I have the mental capacity to enter into this Release of Claims and, intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature:

Thomas E. Vickers

Date Signed:

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